Exhibit 10.25
From Agreement
RESTRICTED STOCK AWARD AGREEMENT
BMC Software, Inc., a Delaware corporation (the “Company”), hereby grants to the Recipient this Restricted Stock Award (this “Award”) effective as of the Grant Date pursuant to the terms of this Restricted Stock Award Agreement (this “Agreement”). The Award and this Agreement are subject to all of the terms and conditions of this Restricted Stock Award and the BMC Software, Inc. 2007 Incentive Plan (the “Plan”), a copy of which is attached hereto. Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings specified in the Plan. The terms and conditions of the Plan are incorporated herein by this reference and govern except to the extent that this Agreement provides otherwise.
RECIPIENT NAME:
GRANT DATE:
RESTRICTED SHARES: 000  _____  SHARES OF THE COMPANY’S COMMON STOCK SUBJECT TO THE VESTING REQUIREMENTS SET FORTH IN THIS AGREEMENT (“RESTRICTED SHARES”). THE VESTING TERMS ARE SET FORTH IN THE TERMS AND CONDITIONS ATTACHED HERETO AS ANNEX A AND SUCH ANNEX IS INCORPORATED HEREIN BY THIS REFERENCE.
By accepting this Restricted Stock Award and any shares of common stock of the Company (“Common Stock”) issued pursuant to this Restricted Stock Award, Recipient agrees to the terms and conditions set forth herein (the “Terms and Conditions”) and acknowledges receipt of a copy of the Plan. Recipient represents that Recipient has read and understands the terms of the Plan and this Restricted Stock Award, and accepts this Restricted Stock Award subject to all such terms and conditions, including any further amendments to the Plan. Recipient also acknowledges that he or she should consult a tax advisor regarding the tax aspects of this Award. Recipient is further hereby advised that he or she may not rely on the Company for any opinion or advice as to the personal tax implications of this Award. IF RECIPIENT DOES NOT ACCEPT THIS AWARD, HE OR SHE MUST NOTIFY HUMAN RESOURCES, ATTENTION MICHAEL JONES, IN WRITING WITHIN 30 DAYS OF THE GRANT DATE.
IN WITNESS WHEREOF, this Agreement has been executed by the Company and Recipient to be effective as of the Grant Date specified above.

EMPLOYEE:	BMC Software, Inc.:

Signature

Michael Vescuso
Print Name	Senior Vice President, Administration

ANNEX A
TO
RESTRICTED STOCK AWARD AGREEMENT
TERMS AND CONDITIONS
1. Award. Pursuant to the Plan the Restricted Shares shall be issued as hereinafter provided in Recipient’s name subject to certain restrictions thereon.
2. Definitions. For purposes of this Agreement, the terms “Cause,” “Change of Control” and “Good Reason” shall have the meanings assigned to such terms in the Employment Agreement (as defined below) or Change of Control Agreement (as defined below), as applicable to Recipient, and the following terms shall have the meanings indicated below:
(a)
“Change of Control Termination” shall mean a termination of Recipient’s employment with the Company within the 12-month period beginning on the date upon which a Change of Control occurs, which termination of employment is by the Company without Cause or by Recipient within 60 days of an event that constitutes Good Reason.

(b)	“Change of Control Agreement” shall mean the Change of Control Agreement, if any, between the Company and Recipient.

(c)	“Employment Agreement” shall mean the Employment Agreement, if any, between the Company and Recipient, as the same may be amended from time to time.

(d)	“Forfeiture Restrictions” shall mean the restrictions to which the Restricted Shares are subject as described in Section 3(a) hereof.
3. Restricted Shares. The following restrictions apply to the Restricted Shares:
(a) Forfeiture Restrictions. The Restricted Shares shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and except as provided in (b) below, in the event Recipient’s employment with the Company shall terminate for any reason, Recipient shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Recipient has been continuously employed by the Company from the Grant Date through the lapse date:

Percentage of Total Number
of Restricted Shares as to Which
Lapse Date	Forfeiture Restrictions Lapse
___________	50%
___________	100%
Additionally, in the event that Recipient’s employment with the Company terminates by reason of death or Disability, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date of such termination.
Further, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions on the date Recipient incurs a Change of Control Termination.
(c) Book Entry and Certificates. The Company shall instruct its transfer agent to record an entry in the Company’s shareholder records for the Restricted Shares in the Recipient’s name, pursuant to which Recipient shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock (“Stock Dividends”) shall be subject to the Forfeiture Restrictions). Recipient may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares unless and until the Forfeiture Restrictions have lapsed and a breach of the terms of this Agreement shall cause a forfeiture of the Restricted Shares. As soon as practicable following the lapse of the Forfeiture Restrictions as to any portion of the Restricted Shares and any Stock Dividends thereon, the Company shall cause the restrictions to be lifted as to such shares and deposit such shares via electronic share transfer (DWAC) in an account in the name of Recipient at a broker of the Company’s choosing and shall notify Recipient of such action.
(d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but any stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and any certificates representing such stock, securities or other property shall be legended to show such restrictions.

4. Tax Matters. RECIPIENT UNDERSTANDS THAT THE GRANT OF THIS AWARD, THE LAPSE OF THE FORFEITURE RESTRICTIONS, THE ISSUANCE OF THE COMMON STOCK UPON A LAPSE OF THE FORFEITURE RESTRICTIONS, AND THE SALE OF SUCH COMMON STOCK, MAY HAVE TAX IMPLICATIONS FOR RECIPIENT. RECIPIENT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR. RECIPIENT ACKNOWLEDGES THAT HE OR SHE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE. IT IS SPECIFICALLY UNDERSTOOD BY THE RECIPIENT THAT NO REPRESENTATIONS ARE MADE AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THIS AWARD. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income to Recipient for federal, state or foreign income tax purposes, the Company may withhold the number of whole Restricted Shares having a market value (based on the closing price of the Company’s common stock on the Grant Date or the Certification Date, as applicable) equal to any tax required to be withheld by reason of such compensation income. The Company is also authorized to withhold from Recipient’s payroll check any additional funds to make up the difference between the required tax withholding amount and the value of the whole Restricted Shares calculated in the preceding sentence, or require payment of such amount from Recipient, such that the Company does not have to withhold a fractional Restricted Share for tax withholding purposes.
5. Status of Stock. The Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The certificates, if any, representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws. The Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions, this Agreement or, in the opinion of counsel satisfactory to the Company, of any applicable securities law. The Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares in violation of this Agreement or any applicable law.
6. Obligations Upon Termination of Employment. In connection with Recipient’s employment by the Company, the Company or an Affiliate shall provide Recipient with access to the confidential information of the Company and its Affiliates, or shall provide Recipient the opportunity to develop business good will inuring to the benefit of the Company and its Affiliates, or shall entrust business opportunities to Recipient. Recipient has agreed, and hereby agrees, as specified in more detail in the Employment Agreement and/or Recipient’s Invention and Non-Disclosure Agreement with the Company, to maintain the confidentiality of the Company’s and its Affiliates’ information and to exercise the highest measures of fidelity and loyalty in the protection and preservation of the Company’s and its Affiliates’ goodwill and business opportunities. As part of the consideration for the Restricted Shares, to protect the Company’s and its Affiliates’ confidential information, the business good will of the Company and its Affiliates that has been and will in the future be developed in Recipient, and the business opportunities that have been and will in the future be disclosed or entrusted to Recipient by the Company and its Affiliates, and as an additional incentive for the Company and Recipient to enter into this Agreement, the Company and Recipient agree that if, during the term of Recipient’s employment with the Company or its Affiliates or within a 12-month period (or such longer period, if any, as required for non-competition by Recipient under the terms of his or her Employment Agreement) following the date upon which Recipient terminates employment with the Company (the “Restrictive Period”), Recipient fails for any reason to comply with any of the restrictive covenants set forth in the Employment Agreement (as in effect on the original effective date of the Employment Agreement), then the Company shall be entitled to recover from Recipient, and Recipient shall pay to the Company, an amount of money equal to A multiplied by B, where A equals the value (determined as of the date the Forfeiture Restrictions lapse) of the Restricted Shares with respect to which the Forfeiture Restrictions lapse during the one-year period preceding (and including) the date of Recipient’s termination of employment with the Company and its Affiliates, and B equals the fraction X divided by Y, where X equals the number of days in the Restrictive Period minus the number of consecutive days following Recipient’s termination of employment with the Company during which Recipient remained in compliance with the restrictive covenants set forth in the Employment Agreement, and Y equals the number of days in the Restrictive Period.

7. Employment Relationship. For purposes of this Agreement, Recipient shall be considered to be in the employment of the Company as long as Recipient remains an employee of either the Company, an Affiliate, or a successor corporation. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Recipient the right to continued employment by the Company or any of its Affiliates or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise specifically provided in a written employment agreement or by applicable law, Recipient’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either Recipient or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a Termination of Employment of the Recipient with the Company, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
8. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Recipient, such notices or communications shall be effectively delivered if hand delivered to Recipient at his principal place of employment or if sent by registered or certified mail to Recipient at the last address Recipient has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
9. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Recipient and the Company and constitutes the entire agreement between Recipient and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.
10. Binding Effect; Controlling Document. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Recipient. In the event of a conflict between the text of this Agreement and the Employment Agreement, the text of this Agreement shall control.
11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, UNITED STATES OF AMERICA, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.

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